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                                                                    Exhibit 99.1


         SUNRISE, Fla. -- (BUSINESS WIRE) -- Feb. 28, 1995 -- Jan Bell Marketing Inc., (ASE:JBM) announced Tuesday an agreement to extend the forbearance arrangement with its senior Noteholders until April 18, 1995.

         During that period, and thereafter if required, the company will continue to negotiate with its Noteholders concerning the terms respecting its outstanding indebtedness. The company is also having related discussions with its revolving credit lender regarding its seasonal financing needs.

         The company has had no borrowings outstanding under its Revolving Credit Agreement since Dec. 20, 1994 and based upon internal cash generation does not anticipate a borrowing need during this period.


   CONTACT:      Jan Bell Marketing, Inc., Sunrise
                 Rosemary Trudeau, 305/846-2798